UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2003

 COMMERCIAL NET LEASE REALTY, INC.
(exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	0-12989 (Commission File Number)	56-1431377 (I.R.S. Employment Identification No.)
450 South Orange Avenue, Orlando, FL 32801 (Address of principal executive offices, including zip code) (407) 265-7348 (Registrant’s telephone number, including area code)

EXPLANATORY NOTE

This Form 8-K/A is being filed to correct certain typographical errors contained in the Management’s Discussion & Analysis of Financial Condition & Results of Operations included in the Form 8-K, dated November 26, 2003, of Commercial Net Lease Realty, Inc. (the “Company”). The typographical errors, which appear under the Results of Operations discussion, pertain to the dollar amounts of earnings from discontinued operations for the years ended December 31, 2001 and 2000, respectively. These errors have been corrected in this Form 8-K/A. No other changes have been made in this Form 8-K/A.

Item 5.  Other Events and Regulation FD Disclosure.

On August 25, 1997, Net Lease Realty III, Inc., a wholly-owned subsidiary of the Company, entered into a Limited Partnership Agreement, Net Lease Institutional Realty, L.P. (the “Partnership”), with the Northern Trust Company as Trustee of the Retirement Plan for Chicago Transit Authority Employees (“CTA”). The Partnership owns and leases nine properties to retail tenants under long-term, commercial net leases with an annual base rent of $2,925,000, as of September 30, 2003. These properties are encumbered under mortgage debt of $9,327,000, as of September 30, 2003. Under the terms of the Limited Partnership Agreement (the “Agreement”), CTA has the right to convert its 80 percent limited partner interest into shares of the Company’s common stock. On October 31, 2003, CTA exercised that right. Based on the terms and calculation defined in the Agreement, the Company intends to issue 953,551 shares of common stock to CTA in a private transaction expected to close before December 31, 2003. The Company expects to register these shares for resale by CTA pursuant to a resale registration statement that the Company will file. Upon effectiveness of the registration statement the shares are expected to become freely tradeable by CTA.

Because the Company plans to incorporate previously issued annual financial statements into a registration statement for the common stock issued in this transaction, provisions adopted by the Securities and Exchange Commission (the “SEC”) require the Company to revise its consolidated statements of earnings from those originally reported for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 to conform with the presentation requirements of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), by reflecting the results of discontinued operations for properties sold during the nine months ended September 30, 2003 separately, even though those financial statements relate to periods prior to the date of the property sale and the effectiveness of SFAS 144. The Company is filing this Form 8-K to update the disclosures in Items 6, 7 and 8 of the Company’s Form 10-K for each of these fiscal years and to make the corresponding financial statements publicly available.

Item 7.  Financial Statements and Exhibits.

(c)     The following exhibits contain information previously filed in Form 10-K for the year ended December 31, 2002 that have been updated in accordance with SFAS 144. The consolidated statements of earnings have been revised from those originally reported for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 to reflect separately the results of discontinued operations for properties sold during the nine months ended September 30, 2003. The revision had no impact on the consolidated balance sheets, statements of stockholders’ equity or statements of cash flows. The revisions had no impact on net earnings or net earnings per share for the years ended December 31, 2002, 2001, 2000, 1999 and 1998.

           Exhibit 23.1 - Consent of Independent Accountants.

           Exhibit 99.1 - Item 6.  Selected Financial Data.

           Exhibit 99.2 - Item 7.  Management's Discussion and Analysis of Financial Condition and Results of Operations.

           Exhibit 99.3 - Item 8.  Financial Statements and Supplementary Data.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commercial Net Lease Realty, Inc. (Registrant)
Date: December 4, 2003	By: /s/ Kevin B. Habicht Kevin B. Habicht Chief Financial Officer